Exhibit 23.1

KPMG LLP
PO Box 10426 777 Dunsmuir Street
Vancouver BC V7Y 1K3
Canada
Telephone (604) 691-3000
Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statements (Nos. 333-225556 and 333-257819) on Form S-8 and (No. 333-259970) on Form S-3ASR of our reports dated February 24, 2022, with respect to the consolidated financial statements of Zymeworks Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
February 24, 2022